UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

VERSAR, INC.

(Exact name of registrant as specified in charter)

Delaware	1-9309	54-0852979
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6850 Versar Center, Springfield, Virginia	22151
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 750-3000

(Former name of registrant, if changed since last report.) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, Versar, Inc., a Delaware corporation (the “Company” or “Versar”), entered into an Agreement and Plan of Merger dated as of September 22, 2017, as subsequently amended and restated on September 27, 2017 (as amended, the “Merger Agreement”) with Kingswood Genesis Fund I, LLC, a Delaware limited liability company (“Parent”), and KW Genesis Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), providing for the merger of Purchaser with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).  Upon the terms of and pursuant to the Merger Agreement, on October 6, 2017 Purchaser, Parent, Kingswood Capital I, LP and Kingswood Capital Management, LLC commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), at a price per share of $0.15, net to the seller in cash, without interest and subject to any applicable tax withholding (the “Consideration”).

Item 2.01.  Completion of Acquisition or Disposal of Assets.

The disclosures under the Introductory Note are incorporated herein by reference.  The Offer and withdrawal rights expired as scheduled at 11:59 p.m., New York City time, on November 10, 2017. Computershare Trust Company, N.A., the depositary, has advised that, as of that time, 5,633,150 shares of Company Common Stock had been validly tendered and not properly withdrawn in the Offer, representing approximately 51.3% of the shares of Company Common Stock outstanding on a fully diluted basis. All shares of Company Common Stock that were validly tendered into the Offer and not properly withdrawn have been accepted for payment by Purchaser.

On November 13, 2017, Parent consummated the Merger pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”) and with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), and pursuant to the terms and conditions of the Merger Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by the Company as treasury stock, which were cancelled without consideration, (ii) shares held by any wholly-owned subsidiary of the Company or held by Parent or Purchaser, which were cancelled without consideration, and (iii) shares held by stockholders who properly exercised their appraisal rights under Delaware law) was canceled and converted automatically into the right to receive the Consideration.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on September 27, 2017 and is incorporated by reference herein.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement effective as of the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the surviving corporation.

Effective as of the Effective Time, Dwane Stone was appointed as the Company’s Chief Executive Officer. Anthony Otten, who served as the Chief Executive Officer of Versar until his position was terminated at the Effective Time, has agreed to serve as a consultant to the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1

Amended and Restated Agreement and Plan of Merger, dated September 27, 2017, by and among Parent, Purchaser and Versar (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Versar with the Securities and Exchange Commission on September 27, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 14, 2017	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel